Exhibit 99.1
KORE Reports Preliminary and Unaudited Fourth Quarter and Full-Year 2022 Results; Provides Full-Year 2023 Revenue Guidance of $300 to $310 Million, Representing Year-Over-Year Growth of 12% to 15%
ATLANTA – March 27, 2023 – KORE Group Holdings, Inc. (NYSE: KORE, KORE WS) (“KORE” or the “Company”), a global leader in Internet of Things (IoT) solutions and worldwide IoT Connectivity-as-a-Service (“CaaS”), today reported preliminary unaudited financial and operational results for the quarter and full year ended December 31, 2022. KORE intends to file its Form 10-K with fully audited results by March 31, 2023.
KORE: Company Highlights
•KORE entered into an agreement to acquire Twilio's IoT business unit for ten million shares of KORE common stock to be issued to Twilio. This acquisition expands KORE's existing Deploy, Manage, and Scale capabilities by adding Build services to our one-stop-shop and, importantly, bolsters KORE's global, independent IoT Connectivity leadership position. Completion of the acquisition transaction is subject to customary closing conditions.
•Fourth quarter revenue of $62.4 million exceeded our expectations bringing full-year 2022 revenue to $268.4 million, an increase of 8.1% over full-year 2021 and beating our previously upward revised guidance range of $265 to $267 million.
•KORE announced a multi-year alliance with Google Cloud Platform to offer IoT capabilities to global businesses, simplifying the complexities of IoT deployment while leveraging Google Cloud infrastructure and KORE's IoT Solutions. The alliance aims to bring a range of value-added features to customers and to expand new paths to market for industries such as healthcare, logistics, retail, and communications service providers.
•KORE introduced OmniSIM™ SAFE, our GSMA security standards-compliant eSIM, using AWS IoT Core to mitigate security challenges associated with global Massive IoT and other large-scale IoT deployments, along with device-to-cloud integration.
•The Company is providing 2023 revenue guidance in a range of $300 to $310 million and adjusted EBITDA, a non-GAAP metric1, guidance in a range of $60 to $62 million.

"Today, in a separate press release, we announced that KORE has entered into an agreement to acquire Twilio's IoT business, which brings together two best-in-class IoT connectivity providers. This transaction is a fantastic fit with our growth strategy. It strengthens KORE’s eSIM leadership position and expands our existing Deploy, Manage, and Scale capabilities by adding Build services, thereby bolstering our competitive positioning as a one-stop-shop for IoT connectivity and deployment," said Romil Bahl, President and CEO of KORE. Bahl continued, "Turning to our financial results, we had a solid finish to our year, as fourth-quarter revenue results allowed us to exceed our full-year guidance range, which we had increased last quarter. We view the fourth quarter as a near-term trough for revenue as we get past the various transitory impacts on our revenue performance, and we expect growth in 2023 and beyond. We expect year-over-year revenue growth in the second half of 2023 as we will be one year past the first half 2022 revenue benefit from the LTE transition project at our largest customer."

Preliminary Financial Performance for Fourth Quarter 2022, Compared to the Same Period of 2021:
•Total revenue decreased by 3.1% to $62.4 million, compared to $64.4 million. In Q4 2021, we had LTE transition project revenue of approximately $7.0 million, which, as expected, did not repeat in Q4 2022. Excluding LTE transition project revenue, normalized revenue increased by 10.9%.
•IoT Connectivity revenue of $43.7 million increased by 1.0% compared to $43.3 million in the fourth quarter of 2021.
•IoT Solutions revenue declined by 11.4% to $18.7 million, compared to $21.1 million a year ago. A difficult year-over-year comparison drove the decline in IoT Solutions. The fourth quarter of 2021 included a significant amount of revenue related to the one-time LTE transition project at our largest customer; this project was completed in the second quarter of 2022.
•Net loss increased to $68.8 million, or $0.90 per share, compared to $12.2 million, or $0.17 per share, a year ago. The primary drivers for the increase in net loss were an approximate $57 million non-cash goodwill impairment charge related to the decline in the Company's share price, an increase in SG&A expense, including public company
1 See “Non-GAAP Financial Measures” and “Reconciliation of Net Loss to EBITDA to Adjusted EBITDA: below for more information costs, depreciation and amortization from the BMP-Simon acquisition, and interest expense, which increased due to the rise in interest rates.
•Adjusted EBITDA increased by 19.9% to $15.7 million, compared to $13.1 million.
Preliminary Financial Performance for Twelve Months Ending December 31, 2022, Compared to the Same Period of 2021:
•Total revenue increased by 8.1% to $268.4 million, compared to $248.4 million.
•IoT Connectivity revenue increased by 4.1% to $175.9 million, compared to $169.0 million.
•IoT Solutions revenue increased by 16.5% to $92.5 million, compared to $79.4 million.
•Net loss increased to $105.4 million, or $1.39 per share, compared to $24.8 million, or $1.04 per share.
•Adjusted EBITDA increased by 3.1% to $62.8 million, compared to $60.9 million.

The tables below summarize our revenue and specific key metrics:

	(Unaudited) Three Months Ended,
Revenue[2]	December 31, 2022		December 31, 2021
IoT Connectivity	$43,685	70%	$43,270	67%
IoT Solutions	18,733	30%	21,084	33%
Total Revenue	$62,418	100%	$64,354	100%
Period End Total Connections[3]	15.0 million		14.6 million
Average Total Connections for the Period	15.2 million		14.2 million

	(Unaudited) Full-Year Ended,
Revenue[2]	December 31, 2022		December 31, 2021
IoT Connectivity	$175,942	66%	$169,022	68%
IoT Solutions	92,505	34%	79,413	32%
Total Revenue	$268,447	100%	$248,435	100%
Period End Total Connections[3]	15.0 million		14.6 million
Average Total Connections for the Period	15.2 million		13.4 million

Fourth Quarter 2022 Key Metrics and Business Successes
•KORE grew total connected devices to approximately 15.0 million Total Connections, a year-over-year increase of 2.7%, including the forced churn of approximately 1.2 million devices due to the 2G/3G sunsets in the U.S. The 1.2 million includes approximately 0.2 million devices that deactivated on the last day of 2022.
•DBNER3 was 92% for the twelve months ending December 31, 2022, compared to 122% for the twelve months ending December 31, 2021. Excluding total revenue from our largest customer, which includes one-time LTE transition project revenue, DBNER, for the twelve months ending December 31, 2022 and December 31, 2021 would have been 103% and 115%, respectively.
•We added $30 million of Total Contract Value (TCV)3 in the fourth quarter to end the year at $102 million. KORE’s business development funnel overall increased by $27 million and as of December 31, 2022, includes almost 1,400 revenue opportunities with an estimated potential TCV of $434 million– up 7% from 2022 Q3’s funnel of $407 million in TCV.
•Our strategy of building pre-configured solutions is starting to prove out. We have signed two connected health telemetry solutions (CHTS) pilot agreements to begin CHTS integration and testing with a clinical research organization (CRO) and a large remote patient monitoring services provider, and we added approximately $1.0 million in TCV from an existing Fleet customer that is increasing usage to leverage video telematics for their fleet.
2Amounts in thousands USD, except for Total Connections
3See “Key Metrics” below for definitions

•eSIM is starting to gain momentum with key KORE OmniSIM™ connectivity wins at a leading global provider of cold chain tracking and in support of another customer's SD-WAN offering. OmniSIM™ multi-carrier, downloadable profiles were a key driver of these wins.
2023 Financial Outlook
For the twelve months ending December 31, 2023, the Company expects the following:
•Revenue in a range of $300 to $310 million, representing year-over-year growth of 12% to 15%.
•Adjusted EBITDA in a range of $60 million to $62 million, representing an adjusted EBITDA margin of approximately 20%.

Bahl concluded, "We are excited to enter 2023 with a positive outlook, now that the 2G and 3G sunsets in North America, which have masked our true growth in connected devices, are behind us and ARPU has stabilized. Further, our industry-leading innovative products, such as KORE OmniSIM™, are gaining traction in the market. KORE enjoys the benefit of more than 80% recurring revenue, which alongside a robust pipeline of growth opportunities, gives us confidence in our ability to deliver sustainable growth in 2023 and through the coming Decade of IoT."

Conference Call Details
KORE management will hold a conference call today (March 27, 2023) at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss its financial results, business highlights and outlook. President and CEO Romil Bahl and CFO Paul Holtz will host the call, followed by a question-and-answer session.
Webcast: Link
U.S. dial-in: (877) 407-3039
International dial-in: (215) 268-9922
Conference ID: 13736028
The conference call and a supplemental slide presentation to accompany management’s prepared remarks will be available via the webcast link and for download via the investor relations section of the Company’s website, www.korewireless.com
For the conference call, please dial-in 5-10 minutes prior to the start time and an operator will register your name and organization, or you can register here. If you have any difficulty with the conference call, please contact Gateway at (949) 574-3860. A conference call replay will be available approximately three hours after the conference end time and may be accessed by calling (877) 660-6853 or (201) 612-7415 using access code 13736028.
About KORE
KORE is a pioneer, leader, and trusted advisor delivering mission critical IoT solutions and services. We empower organizations of all sizes to improve operational and business results by simplifying the complexity of IoT. Our deep IoT knowledge and experience, global reach, purpose-built solutions, and deployment agility accelerate and materially impact our customers’ business outcomes. For more information, visit www.korewireless.com

Preliminary and Unaudited Financial Results; Expected Restatement of 2021 Quarterly and Year-End Financials
The Company’s preliminary and unaudited financial results are an estimate and subject to the completion of the Company’s financial close and other procedures and finalization of the Company’s financial statements for the year ended December 31, 2022, including the completion of the audit of the Company’s financial statements. Further, the financial statements for the quarter ended December 31, 2021, and fiscal year 2021 reported in this earnings release reflect the Company's preliminary and unaudited restatement of past periods, differ from previously reported financial statements, and are subject to completion of the audit for the Company’s financial statements. Accordingly, actual financial results to be reflected in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, including audited financial statements, may differ from the preliminary and unaudited results presented herein.

Non-GAAP Financial Measures
In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operational performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors in assessing our operating performance.

EBITDA and Adjusted EBITDA
"EBITDA" is defined as net income (loss) before other non-operating expense or income, income tax expense or benefit, and depreciation and amortization. "Adjusted EBITDA" is defined as EBITDA adjusted for unusual and other significant items that management views as distorting the operating results from period to period. Such adjustments may include stock-based compensation, integration and acquisition-related charges, tangible and intangible asset impairment charges, certain contingent liability reversals, transformation, and foreign currency transaction gains and losses. EBITDA and Adjusted EBITDA are intended as supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. We believe that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company's financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that when evaluating EBITDA and Adjusted EBITDA we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted EBITDA in the same fashion.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net loss to EBITDA and Adjusted EBITDA below and not rely on any single financial measure to evaluate our business.

We have not provided the forward-looking GAAP equivalents for the forward-looking non-GAAP financial measures Adjusted EBITDA and Adjusted EBITDA margin or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, reconciling items including but not limited to stock-based compensation expense, foreign currency loss or gain and acquisition and integration-related expenses. Accordingly, a reconciliation of these non-GAAP guidance metrics to their corresponding GAAP equivalents is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results and, as such, we also believe that any reconciliations provided would imply a degree of precision that could be confusing or misleading to investors.
Key Metrics
KORE reviews a number of metrics to measure our performance, identify trends affecting our business, prepare financial projections, and make strategic decisions. The calculation of the key metrics and other measures discussed below may differ from other similarly titled metrics used by other companies, securities analysts, or investors.

Number of Customer Connections
Total Customer Connections or "Total Connections" constitutes the total of all KORE Connectivity services connections, including both CaaS and CEaaS connections, but excluding certain connections where mobile carriers license KORE's subscription management platform from KORE. Total Connections include the contribution of eSIMs and is the principal measure used by management to assess the performance of the business on a periodic basis.

DBNER
DBNER (Dollar Based Net Expansion Rate) tracks the combined effect of cross-sales of IoT Solutions to KORE’s existing customers, its customer retention and the growth of its existing business. KORE calculates DBNER by dividing the revenue for a given period (“given period”) from existing go-forward customers by the revenue from the same customers for the same period measured one year prior (“base period”). The revenue included in the current period excludes revenue from (i) customers that are non go-forward customers, meaning customers that have either communicated to KORE before the last day of the current period their intention not to provide future business to KORE or customers that KORE has determined are transitioning away from KORE based on a sustained multi-year time period of declines in revenue and (ii) new customers that started generating revenue after the end of the base period. For example, to calculate our DBNER for the trailing 12 months ended December 31, 2022, we divide (i) revenue, for the trailing 12 months ended December 31, 2022, from go-forward customers that started generating revenue on or before December 31, 2022, by (ii) revenue, for the trailing 12 months ended December 31, 2021, from the same cohort of customers. For the purposes of calculating DBNER, if KORE acquires a company during the given period or the base period, then the revenue of a customer before the acquisition but during either the given period or the base period is included in the calculation. Further, it is often difficult to ascertain which customers should be deemed not to be go-forward customers for purposes of calculating DBNER. Customers are not required to give notice of their intention to transition off of the KORE platform, and a customer’s exit from the KORE platform can take months or longer, and total connections of any particular customer can at any time increase or decrease for any number of reasons, including pricing, customer satisfaction or product fit – accordingly, a decrease in total connections may not indicate that a customer is intending to exit the KORE platform, particularly if that decrease is not sustained over a period of several quarters. DBNER would be lower if it were calculated using revenue from non go-forward customers.

As of December 31, 2022, and December 31, 2021, DBNER excludes connections from non go-forward customers, the vast majority of which are connections from Non-Core Customers. KORE defines "Non-Core Customers" to be customers that management has judged to be lost as a result of the integration of Raco Wireless, Wyless and other acquisitions completed during in the 2014-2017 period, but which continue to have some connections (and account for some revenue) each year with KORE. Non-Core Customers are a subset of non go-forward customers.

DBNER is used by management as a measure of growth at KORE's existing customers (i.e., "same store" growth). It is not intended to capture the effect of either new customer wins or the declines from non go-forward customers on KORE's total revenue growth. This is because DBNER excludes new customers which started generating revenue after the base period, and also excludes any customers which are non go-forward customers on the last day of the current period. Revenue increases from new customer wins, and a decline in revenue from non go-forward customers are also important factors in assessing KORE's revenue growth, but these factors are independent of DBNER.

Total Contract Value (TCV)
Total Contract Value (TCV) represents KORE’s estimated value of a revenue opportunity. TCV for an IoT Connectivity opportunity is calculated by multiplying by forty the estimated revenue expected to be generated during the twelfth month of production. TCV for an IoT Solutions opportunity is either the actual total expected revenue opportunity, or if it is a longer-term “programmatically recurring revenue” program, calculated for the first 36 months of the delivery period.

Average Revenue Per Unit (ARPU)
Average revenue per unit represents KORE’s measure of the average revenue generated by each IoT Connectivity customer per Connected Device over a given period of time, taken as an average.
Cautionary Note on Forward-Looking Statements
This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," “target” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the timing of the availability of the Company’s audited financial statements and annual report on Form 10-K, statements relating to (i) the proposed acquisition of Twilio’s IoT business and its expected consummation, (ii) the conditions precedent to the closing of the proposed transaction, (iii) the attractiveness of the proposed transaction from a financial perspective, (iv) the strength, complementarity and compatibility of Twilio’s IoT business with KORE’s existing business, and (v) other anticipated benefits of the proposed transaction, statements regarding estimates and forecasts of revenue, adjusted EBITDA and other financial and performance metrics, future capital availability, projections regarding recent customer engagements, projections of market opportunity and conditions, the total contract value (TCV) of signed contracts and potential revenue opportunities in KORE’s sales funnel, and related expectations. These statements are based on various assumptions and on the current expectations of KORE’s management. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor or other person as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of KORE. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the potential effects of COVID-19; risks related to the rollout of KORE's business and the timing of expected business milestones; risks relating to the integration of KORE’s acquired companies, including the anticipated acquisition of Twilio’s IoT business, changes in the assumptions underlying KORE's expectations regarding its future business; our ability to negotiate and sign a definitive contract with a customer in our sales funnel; our ability to realize some or all of the Total Contract Value (TCV) of customer contracts as revenue, including any contractual options available to customers or contractual periods that are subject to termination for convenience provisions; the effects of competition on KORE's future business; and the outcome of judicial proceedings to which KORE is, or may become a party. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that KORE presently does not know or that KORE currently believes are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect KORE's expectations, plans or forecasts of future events and views as of the date of this press release. KORE anticipates that subsequent events and developments will cause these assessments to change. However, while KORE may elect to update these forward-looking statements at some point in the future, KORE specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing KORE's assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts
KORE Investor Contact:    KORE Media Contact:
Charley Brady    Alisa Moloney
Vice President, Investor Relations    Senior Director of Marketing
investors@korewireless.com    amoloney@korewireless.com
+1-678-392-2335    +1-678-367-0658
Investor Contact:
Matt Glover, Alex Thompson
Gateway Group, Inc.
KORE@gatewayir.com
+1-949-574-3860

KORE Group Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands USD, except share and per share amounts) (unaudited)

	Three Months Ended		Full Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Revenue
Services	$46,858	$48,150	$188,985	$188,180
Products	15,560	16,202	79,462	60,255
Total revenue	62,418	64,352	268,447	248,435
Cost of revenue
Cost of services	16,527	18,447	67,268	69,385
Cost of products	12,186	14,952	61,886	51,975
Total cost of revenue (exclusive of depreciation and amortization shown separately below)	28,713	33,399	129,154	121,360
Operating expenses
Selling, general and administrative	26,204	25,436	112,220	92,303
Depreciation and amortization	13,882	12,447	54,499	50,331
Goodwill impairment	56,898	—	56,898	—
Total operating expenses	96,984	37,883	223,617	142,634
Operating loss	(63,279)	(6,929)	(84,324)	(15,559)
Interest expense, including amortization of deferred financing costs, net	9,244	7,105	31,371	23,260
Change in fair value of warrant liability	—	14	(254)	(5,267)
Loss before income taxes	(72,523)	(14,048)	(115,441)	(33,552)
Income tax benefit	3,737	1,850	10,019	8,776
Net loss	$(68,786)	$(12,198)	$(105,422)	$(24,776)
Loss per share:
Basic	$(0.90)	$(0.17)	$(1.39)	$(1.04)
Diluted	$(0.90)	$(0.17)	$(1.39)	$(1.04)
Weighted average number of shares outstanding:
Basic	76,292,241	72,003,811	75,710,904	41,933,050
Diluted	76,292,241	72,003,811	75,710,904	41,933,050

KORE Group Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands USD, except share and per share amounts) (unaudited)

	December 31, 2022	December 31, 2021

Assets
Current assets
Cash	$34,645	$85,976
Accounts receivable, net	44,538	51,613
Inventories, net	10,051	15,470
Income taxes receivable	502	936
Prepaid expenses and other current assets	13,484	7,363
Total current assets	103,220	161,358
Non-current assets
Restricted cash	362	367
Property and equipment, net	11,899	12,240
Intangibles assets, net	192,504	202,550
Goodwill	370,882	383,415
Operating lease right-of-use assets	10,019	—
Deferred tax assets	55	—
Other long-term assets	971	407
Total assets	$689,912	$760,337
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$17,835	$16,004
Accrued liabilities	15,793	22,353
Income taxes payable	207	467
Current portion of operating lease liabilities	1,811	—
Deferred revenue	7,817	6,889
Current portion of long-term debt and other borrowings, net	5,345	3,326
Total current liabilities	48,808	49,039
Non-current liabilities
Deferred tax liabilities	25,646	37,925
Warrant liability	33	286
Non-current portion of operating lease liabilities	9,275	—
Long-term debt and other borrowings, net	413,910	399,115
Other long-term liabilities	10,791	6,450
Total liabilities	$508,463	$492,815
Stockholders’ equity
Common stock, voting; par value $0.0001 per share; 315,000,000 shares authorized, 76,292,241 and 72,027,743 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	$8	$7
Additional paid-in capital	435,292	413,315
Accumulated other comprehensive loss	(6,390)	(3,463)
Accumulated deficit	(247,461)	(142,337)
Total stockholders’ equity	181,449	267,522
Total liabilities and stockholders’ equity	$689,912	$760,337

KORE Group Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(In thousands USD) (unaudited)

For the years ended	December 31, 2022	December 31, 2021
Net loss	$(105,422)	$(24,776)
Adjustments to reconcile net loss to net cash provided (used in) by operating activities
Depreciation and amortization	54,499	50,331
Goodwill impairment loss	56,898	—
Amortization of deferred financing costs	2,427	2,097
Non-cash reduction to the operating lease right-of-use assets	2,218	—
Amortization of discount on Backstop Notes	—	424
Deferred income taxes	(15,791)	(9,692)
Non-cash foreign currency loss	14	344
Stock-based compensation	10,296	4,564
Provision for doubtful accounts	415	322
Change in fair value of warrant liability	(254)	(5,267)
Change in operating assets and liabilities, net of operating assets and liabilities acquired:
Accounts receivable	8,963	(12,102)
Inventories	6,542	(9,875)
Prepaid expenses and other current assets	(2,873)	(1,244)
Accounts payable and accrued liabilities	(2,116)	(8,418)
Deferred revenue	980	(805)
Income taxes payable	148	(661)
Operating lease liabilities	(1,468)	—
Cash provided by (used in) operating activities	$15,476	$(14,758)
Cash flows used in investing activities
Additions to intangible assets	(13,238)	(9,247)
Additions to property and equipment	(3,307)	(4,172)
Payments for acquisitions, net of cash acquired	(46,002)	—
Cash used in investing activities	$(62,547)	$(13,419)
Cash flows from financing activities
Proceeds from revolving credit facility	—	25,000
Repayment on revolving credit facility	—	(25,000)
Repayment of term loan	(3,153)	(3,161)
Repayment of other borrowings - notes payable	(156)	(173)
Proceeds from convertible debt	—	104,167
Proceeds from equity portion of convertible debt, net of issuance costs	—	15,697
Payment of deferred financing costs	(356)	(1,579)
Repayment of related party note	—	(1,538)
Proceeds from CTAC and PIPE financing, net of issuance costs	—	223,688
Settlements of preferred shares	—	(229,915)
Payment of financing lease obligations	(150)	—
Payment of capital lease obligations	—	(828)
Payment of stock option share employee withholding taxes	—	(2,305)
Cash (used in) provided by financing activities	$(3,815)	$104,053
Effect of Exchange Rate Change on Cash and Cash Equivalents	$(450)	$(226)
Change in Cash and Cash Equivalents and Restricted Cash	(51,336)	75,650

For the years ended	December 31, 2022	December 31, 2021
Cash and Restricted Cash, beginning of period	86,343	10,693
Cash and Restricted Cash, end of period	35,007	86,343
Non-cash investing and financing activities:
Fair value of KORE common stock issued pursuant to acquisitions	$23,295	$—
ASU 2020-06 Adoption	15,163	—
Operating lease right-of-use assets obtained in exchange for new operating lease liabilities upon the adoption of ASC 842	9,604	—
Operating lease right-of-use assets obtained in exchange for new operating lease liabilities	3,409	—
Premium Finance Agreement	2,742	—
Equity financing fees accrued	—	3,602
Common shares issued to preferred shareholders	—	56,502
Equity financing fees settled in common shares	—	1,863
Common shares issued to warrant holders	—	10,663
Common shares issued to option holders pursuant to the Cancellation Agreements	—	1,072
Sponsor shares distributed to lender under Backstop Agreement	—	683
Supplemental cash flow information:
Interest paid	$29,199	$19,874
Taxes paid (net of refunds)	2,119	957

KORE Group Holdings, Inc. and Subsidiaries
RECONCILIATION OF NET LOSS TO EBITDA TO ADJUSTED EBITDA
(In thousands USD) (unaudited)

	Three Months Ended		Full Year Ended
	2022	2021	2022	2021
Net loss	$(68,785)	$(12,197)	$(105,422)	$(24,776)
Income tax benefit	(3,737)	(1,851)	(10,019)	(8,776)
Interest expense	9,244	7,106	31,371	23,260
Depreciation and amortization	13,882	12,446	54,499	50,331
EBITDA	(49,396)	5,504	(29,571)	40,039
Goodwill impairment loss	56,898	—	56,898	—
Change in fair value of warrant liability (non-cash)	—	14	(254)	(5,267)
Transformation expenses	2,375	2,763	8,302	8,937
Acquisition and integration-related restructuring costs	4,630	3,997	16,214	11,287
Stock-based compensation (non-cash)	2,726	—	10,296	4,564
Foreign currency loss (non-cash)	(1,554)	507	4	344
Other	(13)	292	946	1,025
Adjusted EBITDA	$15,666	$13,077	$62,836	$60,929